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                                                                   Exhibit 11.0

                             BTU INTERNATIONAL, INC.
         CALCULATION OF NET LOSSE PER COMMON AND COMMON EQUIVALENT SHARE
             (Dollars in thousands, except share and per share data)

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

                                             For the Three Months Ended       For the Six Months Ended
                                           -------------------------------  ---------------------------
                                             June 30,          July 1,         June 30,       July 1,
                                               2002             2001             2002          2001
-------------------------------------------------------------------------------------------------------
Net loss                                      $ (1,465)        $ (1,568)        $ (2,766)     $ (1,491)
-------------------------------------------------------------------------------------------------------
Net loss applicable to common stockholders    $ (1,465)        $ (1,568)        $ (2,766)     $ (1,491)
=======================================================================================================

Weighted average number of shares outstanding:

     Basic Shares                            6,870,244        6,966,509        6,855,551     6,952,798
     Effect of Dilutive Options                      0                0               0              0
-------------------------------------------------------------------------------------------------------
     Diluted Shares                          6,870,244        6,966,509       6,855,551      6,952,798
=======================================================================================================
Earnings per Share
     Basic                                   $   (0.21)      $    (0.23)          (0.40)    $    (0.21)
     Diluted                                 $   (0.21)      $    (0.23)          (0.40)    $     0.21)
=======================================================================================================
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